News Release

EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Contact:	Dianne M. Grenz
Executive Vice President
Director of Sales & Marketing
973-305-4005

VALLEY NATIONAL BANCORP COMPLETES ITS MERGER
OF CNLBANCSHARES, INC.

WAYNE, N.J. – Tuesday, December 1, 2015 – Valley National Bancorp (NYSE: VLY) ("Valley"), the holding company of Valley National Bank, announced that its merger with CNLBancshares, Inc. (“CNL”) (OTC Pink: CNLB) was completed effective December 1, 2015.

Valley will issue approximately 21 million shares of common stock in the transaction. Valley’s average closing share price of $10.7815 during the 20 trading day period ending 5 days prior to closing was greater than the $10.13 collar, and therefore, pursuant to the terms of the merger agreement, the exchange ratio was adjusted from 0.75 to 0.705. Accordingly, the common shareholders of CNL will receive 0.705 of a share of Valley common stock for each share of CNL common stock that they own.

Also effective December 1, 2015, CNLBank, CNL’s principal subsidiary commercial bank with its 16 branches was merged into and under the name Valley National Bank. The branch network will allow us to service Florida’s west coast markets of Naples, Bonita Springs, Fort Myers and Sarasota. In addition, we have added three offices in the Jacksonville area, expanded our presence in the Orlando market and with three additional locations strengthened our position in the Boca Raton, Fort Lauderdale, and Coral Gables markets. These branches added to the branches we already had in place will now allow us to cover most major markets in central and southern Florida. Full systems integration is expected to be completed during the first quarter of 2016.

“The acquisition of CNL further demonstrates our commitment to support the recent growth in our Florida market,” said Gerald H. Lipkin, Chairman, President & CEO of Valley. Mr. Lipkin added, “CNL will help us significantly grow our Florida banker team, through the addition of many seasoned and highly regarded bankers and provide us with a new or reinforced presence in Florida’s major population centers. This acquisition complements our continuing effort to expand the Valley brand throughout our Florida, New Jersey and New York footprints. Our outlook for Florida remains very positive and we are focused on supporting growth in that region through other acquisitions or de novo opportunities.”

About Valley
Valley National Bancorp is a regional bank holding company headquartered in Wayne, New Jersey with over $19 billion in assets. Its principal subsidiary, Valley National Bank, currently operates 211 branch locations serving 24 counties throughout northern and central New Jersey, the New York City boroughs of Manhattan, Brooklyn, Queens and Long Island, and Florida. Valley National Bank is one of the largest

1455 Valley Road, Wayne, NJ 07470 phone: 973-305-3380 fax: 973-696-2044 www.valleynationalbank.com

Valley National Bancorp (NYSE: VLY)
December 1, 2015

commercial banks headquartered in New Jersey and is committed to providing the most convenient service, the latest in product innovations and an experienced and knowledgeable staff with a high priority on friendly customer service 24 hours a day, 7 days a week. For more information about Valley National Bank and its products and services, please visit www.valleynationalbank.com or call our 24/7 Customer Service Center at 800-522-4100.
Forward Looking Statements
The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about new and existing programs and products, acquisitions, relationships, opportunities, taxation, technology, market conditions and economic expectations. These statements may be identified by such forward-looking terminology as “should,” “expect,” “believe,” “view,” “opportunity,” “allow,” “continues,” “reflects,” “typically,” “usually,” “anticipate,” or similar statements or variations of such terms. Such forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from such forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to:

•	weakness or a decline in the U.S. economy, in particular in New Jersey, the New York Metropolitan area (including Long Island) and Florida;

•	unexpected changes in market interest rates for interest earning assets and/or interest bearing liabilities;

•	less than expected cost savings from the prepayment or maturity of long-term borrowings from 2015 to 2018;

•	less than expected cost savings from Valley's Branch Efficiency and Cost Reduction Plans in 2016 and 2017;

•	claims and litigation pertaining to fiduciary responsibility, contractual issues, environmental laws and other matters;

•
cyber attacks, computer viruses or other malware that may breach the security of our websites or other systems to obtain unauthorized access to confidential information, destroy data, disable or degrade service, or sabotage our systems;

•	government intervention in the U.S. financial system and the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve;

•
our inability to pay dividends at current levels, or at all, because of inadequate future earnings, regulatory restrictions or limitations, and changes in the composition of qualifying regulatory capital and minimum capital requirements (including those resulting from the U.S. implementation of Basel III requirements);

•	higher than expected loan losses within one or more segments of our loan portfolio;

1455 Valley Road, Wayne, NJ 07470 phone: 973-305-3380 fax: 973-696-2044 www.valleynationalbank.com

Valley National Bancorp (NYSE: VLY)
December 1, 2015

•	declines in value in our investment portfolio, including additional other-than-temporary impairment charges on our investment securities;

•	unexpected significant declines in the loan portfolio due to the lack of economic expansion, increased competition, large prepayments or other factors;

•	unanticipated credit deterioration in our loan portfolio;

•	lower than expected cash flows from purchased credit-impaired loans;

•	unanticipated loan delinquencies, loss of collateral, decreased service revenues, and other potential negative effects on our business caused by severe weather or other external events;

•	higher than expected tax rates, including increases resulting from changes in tax laws, regulations and case law;

•	a decline in real estate values within our market areas;

•	higher than expected FDIC insurance assessments;

•	the failure of other financial institutions with whom we have trading, clearing, counterparty and other financial relationships;

•	lack of liquidity to fund our various cash obligations;

•	unanticipated reduction in our deposit base;

•	potential acquisitions that may disrupt our business;

•	future goodwill impairment due to changes in our business, changes in market conditions, or other factors;

•
legislative and regulatory actions (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and related regulations) subject us to additional regulatory oversight which may result in higher compliance costs and/or require us to change our business model;

•	changes in accounting policies or accounting standards;

•	our inability to promptly adapt to technological changes;

•	our internal controls and procedures may not be adequate to prevent losses;

•	the inability to realize expected revenue synergies from the CNL merger in the amounts or in the timeframe anticipated;

•	costs or difficulties relating to CNL integration matters might be greater than expected;

•	inability to retain customers and employees, including those of CNL; and

1455 Valley Road, Wayne, NJ 07470 phone: 973-305-3380 fax: 973-696-2044 www.valleynationalbank.com

Valley National Bancorp (NYSE: VLY)
December 1, 2015

•	other unexpected material adverse changes in our operations or earnings.
A detailed discussion of factors that could affect our results is included in our SEC filings, including the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2014.
We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in our expectations. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

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1455 Valley Road, Wayne, NJ 07470 phone: 973-305-3380 fax: 973-696-2044 www.valleynationalbank.com